Exhibit 11
                                           A.L. Pharma Inc.
                            Computation of Earnings (Loss) per Common Share
                                       Primary and Fully Diluted
                           (Dollars in thousands, except for per share data)
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
                                                             Twelve Months Ended
                                                                 December 31,
                                                       1994           1993(A)         1992(A)
      Computation for Statement of Operations

      Primary earnings (loss) per share:
        Income (loss) from continuing operations
        before extraordinary item and cumulative
        effect of change in accounting principle   $    (1,703)   $    10,129     $    13,551

        Discontinued operations, net of tax                                             4,809

        Income (loss) before extraordinary item
        and cumulative effect of change in
        accounting principle                            (1,703)        10,129          18,360

        Extraordinary item, net of tax                    (683)

        Cumulative effect of change in accounting
        principle                                                                       2,614

        Net income (loss)                          $    (2,386)   $    10,129     $    20,974

        Average common shares outstanding           21,568,000     21,510,000      18,264,000

        Earnings per common share - Primary

        Income (loss) from continuing operations
        before extraordinary item and cumulative
        effect of change in accounting principle   $     (0.08)   $      0.47     $      0.74

        Income (loss) before extraordinary item
        and cumulative effect of change in
        accounting principle                       $     (0.08)   $      0.47     $      1.01

        Extraordinary item, net of tax             $     (0.03)   $               $

        Cumulative effect of change in
        accounting principle                       $              $               $      0.14

        Net income (loss)                          $     (0.11)   $      0.47     $      1.15

      Additional primary computation (B)

        Average common shares outstanding           21,568,000     21,510,000      18,264,000

          Dilutive effect of outstanding options
          determined by treasury stock method           97,538         70,788         124,062
                                                    21,665,538     21,580,788      18,388,062
        Earnings (loss) per common share - Primary

        Income (loss) from continuing operations
        before extraordinary item and cumulative
        effect of change in accounting principle   $     (0.08)   $      0.47     $      0.74



        Income (loss) before extraordinary item
        and cumulative effect of change in
        accounting period                          $     (0.08)   $      0.47     $      1.00

        Extraordinary item, net of tax             $     (0.03)   $               $

        Cumulative effect of change in accounting
        principle                                  $              $               $      0.14

        Net income (loss)                          $     (0.11)   $      0.47     $      1.14


                                                                                      Exhibit 11
                                           A.L. Pharma Inc.
                      Computation of Earnings (Loss) per Common Share (continued)
                                       Primary and Fully Diluted
                           (Dollars in thousands, except for per share data)

                                                                Twelve Months Ended
                                                                    December 31,
                                                       1994           1993            1992
      Computation for Statement of Operations

      Fully diluted earnings (loss) per share:

        Income (loss) from continuing operations
        before extraordinary item and cumulative
        effect of change in accounting principle   $    (1,703)   $    10,129     $    13,551

        Additions:
         Interest on convertible debentures,
           net of tax                                                                   2,448
         Amortization of deferred debenture costs,
           net of tax                                                                      49

        Income (loss) from continuing operations
        before extraordinary item and cumulative
        effect of change in accounting principle   $    (1,703)   $    10,129     $    16,048

        Discontinued operations, net of tax                                             4,809

        Income (loss) before extraordinary item
        and cumulative effect of change in
        accounting principle                            (1,703)        10,129          20,857

        Extraordinary item, net of tax                    (683)

        Cumulative effect of change in accounting
        principle                                                                       2,614

        Net income (loss)                          $    (2,386)   $    10,129     $    23,471

        Average common shares outstanding           21,568,000     21,510,000      18,264,000
        additions:
          Assumed conversion of convertible
            debentures as of beginning of period                                    3,180,067
          Dilutive effect of outstanding options
            determined by treasury stock method         97,538         70,788         124,062
                                                    21,665,538     21,580,788      21,568,129

      Earnings (loss) per common share - Fully Diluted

        Income (loss) from continuing operations
        before extraordinary item and cumulative
        effect of change in accounting principle   $     (0.08)   $      0.47     $      0.74

        Income (loss) before extraordinary item and
        cumulative effect of change in accounting
        principle                                  $     (0.08)   $      0.47     $      0.97

        Extraordinary item, net of tax             $     (0.03)   $               $

        Cumulative effect of change in accounting


        principle                                  $              $               $      0.12

        Net income (loss)                          $     (0.11)   $      0.47     $      1.09

      (A)   Reflects the retroactive effect of the October 1994 merger, accounted for as a pooling of interest, with A.L. Oslo.

      (B)   This calculation is submitted  in accordance with Regulation S-K,  Item 601(b)
            (11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because such calculation results in dilution of less than 3%.
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